Exhibit 10.1

                          SECURITIES PURCHASE AGREEMENT

          This Securities Purchase Agreement (this "Agreement") is executed effective as of October __, 2006 (the "Agreement Date") between Tally Ho Ventures Inc., a Delaware corporation (the "Company"), [________________], a [______________] corporation as subsidiary (the "Subsidiary") and Mercatus & Partners, Ltd. (the "Purchaser"), a corporation organized under the laws of Luxemburg.

         WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to the Purchaser and the Purchaser desires to purchase from the Company the Shares and Warrants (each as hereinafter defined) of the Company set forth in Section 2.1(a) below for a purchase price of up to Two Million Two Hundred Thousand (US $2,200,000.00) Dollars (the "Purchase Price").

         NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agrees as follows:

                                   ARTICLE I

                                   DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings indicated in this Section 1.1:

         "Action" shall have the meaning ascribed to such term in Section
3.1(i).

         "Additional Shares" shall mean the additional shares of Common Stock that may be issued under the provision of Section 2 at or prior to Closing.

         "Adjusted Average Price" shall have the meaning ascribed to such term in Section 2.4.

         "Affiliate" means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 144. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser. However, any entity not otherwise Affiliated with Purchaser shall not be deemed an Affiliate of Purchaser for purposes of this Agreement (other then for purposes of the definition of Purchaser Confidential Information) solely because such person(s) loan funds to the Purchaser, hold the Shares or other securities owned by Purchaser, act as Custodial Bank or SICAV manager, or provide valuation or other services to Purchaser.

         "Affidavit" means the Affidavit required to be executed and sworn to by an officer of the Company, which shall be utilized, among other things, in connection with the delivery of the Shares to the Custodial Bank (or its agent) on behalf of the SICAV and obtaining a valuation and funding for such Shares, substantially in the form as annexed hereto as Exhibit A.

         "Agreement Date" means the date that this Agreement is first entered into by all Parties, as set forth in the preamble to this Agreement.

         "Business Day" means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions in the State of New York, Luxembourg, and Italy are authorized or required by law or other governmental action to close.


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         "Class A Exercise Price" means the Purchase Price Per Share as adjusted, at Closing. The Class A Warrant shall also be exercisable by cashless exercise.

         "Class A Warrant" means the Warrant issued by the Company to the Purchaser (or its designees and assigns) at Closing, exercisable at the Class A Exercise Price for the Class A Warrant Shares and bearing customary anti dilution provisions, which warrant is substantially in the form as annexed hereto as Exhibit B.

         "Class A Warrant Shares" means the Warrant Shares issuable upon exercise of the Class A Warrant, which shall initially be such number of shares of Common Stock as equals the number of Shares purchased at Closing (inclusive of any Additional Shares) multiplied by .3, as may be adjusted from time to time as provided therein.

         "Class B Exercise Price" means the lesser of $1.75 per share.

         "Class B Warrant" means the Warrant issued by the Company to the Purchaser (or its designees and assigns) at Closing, exercisable at the Class B Exercise Price for the Class B Warrant Shares and bearing customary anti dilution provisions, which warrant is substantially in the form as annexed hereto as Exhibit C.

         "Class B Warrant Shares" means the Warrant Shares issuable upon exercise of the Class B Warrant, which shall initially be such number of shares of Common Stock as equals the number of Shares purchased at Closing (inclusive of any Additional Shares) multiplied by .25, as may be adjusted from time to time as provided therein.

         "Closing" means the closing of the purchase and sale of the Common Stock and the Warrants pursuant to Section 2.1(b). If more than one closing takes place then pro rata amount of warrants and shares should be issued at each Closing.

         "Closing Date" means the date(s) that a Closing takes place pursuant to
Section 2.1 hereof.

         "Commission" or "SEC" means the Securities and Exchange Commission.

         "Common Stock" means the common stock of the Company, $0.001 par value per share, and any securities into which such common stock may hereafter be reclassified or converted into or shares of such successor of the Company exchangeable therefore.

         "Company Counsel" means counsel to the Company.

         "Company Documents" means the Company's by-laws, articles or certificate of incorporation, any audit committee or corporation committee or similar charter or by-laws, each as amended and restated through the date of Closing, any organizational or similar document in which the Company is a Party, and any other agreement, instrument, or document governing the Company or setting forth any preference, control or similar right of procedure of the Company, its board of directors (or committees thereof) or Stockholders.

         "Company Confidential Information" means all confidential information of the Company concerning this Agreement (including, without limitation, any exhibits or schedules hereto), the other Transaction Documents, the transactions contemplated hereby and thereby, other confidential information regarding the Company delivered to the Purchaser in connection with the transaction and any information provided in response to any notice requirement or other disclosure delivered pursuant to the Transaction Documents.

         "Consultant" means sponsor and arranger of transaction on behalf of the Company, which will be paid a fee by the Company as defined in Section 3.1(q).

         "Consulting Warrants" shall have the meanings ascribed in Section
3.1(q).

         "Consulting Warrant Shares" shall mean the Shares issuable upon exercise of the Consulting Warrant.

         "Custodial Bank" means the bank that will receive and retain the Shares of the Company on behalf of the parties (including such custodial Bank's Agent or depository in the United States or elsewhere) until payment is received at Closing. The Custodial Bank may change from time to time including, without limitation, to an entity affiliated or owned or controlled by with the Purchaser, but shall remain subject to the terms of this Agreement.

         "Disclosure Materials" shall have the meaning ascribed in Section
3.1(g).

         "Disclosure Schedule" means the Disclosure Schedule attached as
Schedule III hereto.

         "Documentation Fees" shall have the meaning ascribed in Section 7.1.

         "Due Diligence Fee" shall have the meaning ascribed in Section 7.1.

         "Effective Date" means the date that the Registration Statement is first declared effective by the Commission.

         "Evaluation Date" shall have the meaning ascribed in Section 3.1(p).

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "GAAP" shall have the meaning ascribed in Section 3.1(g).

         "Intellectual Property Rights" shall have the meaning ascribed to such term in Section 3.1(n).

         "Legend Removal Date" shall have the meaning ascribed in Section
4.1(c).

         "Liens" means a lien, charge, security interest, encumbrance or other restriction.

         "Loss Calculation Period" shall have the meaning ascribed in Section
2.4.

         "Material Adverse Effect" shall mean a material adverse effect on the business assets (including intangible assets), liabilities, financial condition, customer, vendor or suppler and employee relationships, property, business prospects or results of operations of the Company and its subsidiaries taken as a whole, or the occurrence of any change of or disagreements with accountants as described in Item 304 of Regulation S-B (or Regulation S-K if the Company is subject to such rules) or 8-K resulting from a disagreement with the accountants of any kind, or any change that would require the auditors to withdraw or restate their audit report in any way.

         "Material Permit" shall have the meaning ascribed to such term in
Section 3.1(l).

         "Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind lawfully recognized or established.

         "Purchase Price" means the consideration paid by the Purchaser as set forth in the preamble to this Agreement.

         "Purchaser Confidential Information" means the identities of all Affiliates of the Purchaser including, without limitation, any banking, custodian or SICAV related to the Purchaser or which Purchaser utilizes or any information relating to the financing procedures as methodologies employed by Purchaser in connection with its business or the funding of the payment of the Purchase Price.

         "Purchase Price Per Share" shall mean initially mean $1.40, as may be adjusted to the Adjusted Purchase Price at or prior to Closing as set forth in
Section 2.

          "Qualified Transferee" means an Affiliate of the Purchaser who (i) receives Securities in a transaction that complies with all applicable securities laws, (ii) and (ii) makes all representations of a Purchaser hereunder (including, without limitation, all representations contained in Section 3.2 hereof) to the extent that such representations are applicable to the Qualified Transferee and the Securities being transferred. Notwithstanding the foregoing, the Purchaser may encumber, hypothecate or transfer the Securities as may be necessary to facilitate the financing as contemplated herein.

         "Registration Statement" means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Purchaser and Consultant(s) of the Shares, the Warrant Shares and Consulting Warrant Shares.

         "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the Closing Date, among the Company and the Purchaser, with respect to the Shares, the Warrant Shares and the Consulting Warrant Shares in the form of Exhibit E hereto.

         "Restricted Period" shall have the meaning ascribed in Section 3.2(i).

         "Rule 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

         "SEC Documents" shall mean the SEC Reports, the press releases of the Company and registration statements of the Company filed with the Commission pursuant to the Securities Act (including any amendments thereto).

         "SEC Reports" shall have the meaning ascribed to such term in Section 3.1(g).

         "Securities" means the Shares, the Warrants and the Warrant Shares, or any securities, scrip or rights issued by the Company or its successor in exchange therefore.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Shares" means the shares of Common Stock issued or issuable to Purchaser pursuant to this Agreement, the initial number of which is set forth in Section 2.1., and the Additional Shares as may be issued at or prior to Closing.
          "SICAV" means the open ended investment company with variable capital for which the Shares will be held by the Custodial Bank, which, it is intended, will, upon satisfaction of all the pre-requisites to closing, issue a SICAV Certificate.

         "SICAV Certificate" means the certificate issued by the SICAV to the Purchaser or its affiliates, which certificate was issued directly as a result of the deposit of the Shares with the Custodial Bank.

         "Subsidiary" means any entity which the Company holds greater than 50% of the voting, profits or equity ownership of, or which entity's revenues account for more 25% of the company's revenues or profits.

          "Trading Day" means (i) a day on which the Common Stock is traded on a Trading Market, or (ii) if the Common Stock is not listed on a Trading Market, a day on which the Common Stock is traded on the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

         "Trading Market" means the following exchange on which the Common Stock is quoted for trading on the date in question: the American Stock Exchange, the New York Stock Exchange, the NASDAQ National Market or the NASDAQ Small Cap Market.

         "Transaction Document(s)" means this Agreement, the Registration Rights Agreement, the Affidavit, the Class A Warrant and the Class B Warrant, the Closing Certificates delivered by the Company or its officers and any exhibit and schedule to any of the foregoing, the Share certificates and any other documents or agreements executed in connection with the Closing.

         "Warrant" means each or any of the Class A Warrant and the Class B Warrant.

         "Warrant Shares" means the Class A Warrant Shares, Class B Warrant Shares.

                                   ARTICLE II

                                PURCHASE AND SALE

2.1      Purchase and Sale of Securities.

               (a) Subject to the terms and conditions of this Agreement, Purchaser agrees to purchase at the Closing and the Company agrees to sell and issue to Purchaser at the Closing each of (i) 1,571,428 Shares of Common Stock,
(ii) the Class A Warrant and (iii) the Class B Warrant in exchange for the Purchase Price which shall be paid at Closing; provided, however, that the number of Shares set forth in 2.1(a)(i) above shall be revised to include any Additional Shares required to be issued as provided in Section 2.4. Notwithstanding the nature of the delayed Closing of the sale of Securities provided for herein, the Company shall deliver the Shares prior to Closing in accordance with Section 2.3 below. The portion of the Purchase Price allocable to the Shares and the Warrants shall be determined in good faith by the parties.

               (b) The purchase and sale of the Shares and Warrants shall take place remotely via the exchange of documents, signatures and Purchase Price on the date (the "Closing Date") determined by the Purchaser by written notice to the Company, which the parties anticipate will be approximately 25 full Business Days after the most recent receipt of the Shares (or Additional Shares) pursuant to Section 2.3, or at such other time and place as the Purchaser agrees upon in writing (the "Closing"). The Closing Date set shall not be greater then 15 calendar days after the giving of notice (presuming all conditions to Closing are satisfied) as set forth in the previous sentence. In the event there is more than one Closing, the term "Closing" shall apply to each such closing unless otherwise specified. Notwithstanding the foregoing or any adjustments to price or number of shares set forth in this Article 2, neither party shall be obligated to enter into a Closing if the conditions to such parties obligations as set forth in Article V and Article VI, respectively, are not either satisfied or waived by such party.

                     The Company may demand the return of its Shares at anytime after thirty (30) full Business Days following the most recent receipt by the Purchaser under Section 2.3 of any Shares (or Additional Shares, if any), only if and to the extent the Purchaser has not provided a notice to the Company setting a Closing Date or otherwise funded a Closing with respect to such Shares and Warrants. To the extent that no Shares are requested to be returned and no notice of Closing has been delivered by the Purchaser has been given, this Agreement shall remain in full force as against the parties until terminated by the parties or otherwise in accordance with this Agreement.

2.2      Deliveries of Parties.

               (a) On the Agreement Date, the Company shall have delivered or caused to be delivered to the Purchaser each the following:

                     (i) this Agreement duly executed by the Company along with the Disclosure Schedule;

                     (ii) all of the certificates representing the Shares (and, if applicable, any Additional Shares) to be subsequently fully paid for by the Purchaser at Closing, which certificates shall be delivered pursuant to Section
2.3 of this Agreement, as set forth on Exhibit F.

                     (iii) a certificate and affidavit substantially in the form is annexed hereto as Exhibit A.


               (b) On the Agreement Date, the Purchaser shall deliver or cause to be delivered this Agreement duly executed by the Purchaser.

               (c) Additionally, from time to time after the Agreement Date the Company shall execute and deliver such questionnaires, letters, affidavits, certificates, or similar documents as requested from time to time by the Purchaser or the banks or Custodial Banks utilized by the Purchaser, which are necessary to verify that the Shares are duly issued in the name of Purchaser and providing other reasonable information that is necessary in order for the Purchaser to consummate the funding at the Closing and to satisfy the conditions of Article IV. The Company shall also make available its principal financial officer (as set forth in SEC Reports) for purposes of providing additional information and verification of factual matters to third party correspondent Banks, SICAV administrators or managers or Custodial Banks, from the Agreement Date and onward as set forth below.

2.3 Delivery of Certificates Representing of Shares. The Company shall deliver to the Custodial Bank (i) within five (5) Business Days of the date of the Agreement Date (if they have not been delivered yet), a certificate or certificates evidencing a number of Shares equal to the Purchaser's Subscription Amount set forth in paragraph 2.1 (a)(i), registered in the name of the Purchaser and (ii) within five (5) Business Days of the date of determination thereof, Certificates evidencing all Additional Shares it is required to deliver pursuant to 2.4.

2.4      Purchaser Downside Protection.

               (a) The Securities purchased pursuant to this Agreement are being issued at a discount because the Shares are illiquid and subject to Regulation S and therefore subject to a Restricted Period of twelve months beginning on the Closing Date. Notwithstanding the foregoing, the securities may be encumbered prior to such time for purposes of obtaining a valuation of such shares and obtaining a SICAV certificate in exchange for obtaining a valuation of such Shares and the deposit of such Shares.

               (b) Pre-Closing Adjustments.

                     If, during any 30 day consecutive period prior to the Closing Date ("Loss Calculation Period"), the per share daily weighted average closing median price (between bid and asked) of the Company's Common Stock as quoted on the NASDAQ or the OTC Bulletin Board market (the "Adjusted Average Price") is below (but not greater than) $1.75 (adjusted for stock splits recombination's and similar adjustment), then the following adjustments shall be made:

                     (i) If the occurrence of an event set forth in 2.4(b) above occurs prior to Closing then, the Purchase Price Per Share shall be reduced to equal the Adjusted Average Price multiplied by .8 and the Company shall, at its discretion and presuming all of the other conditions for Closing are met, either
(A) reduce the aggregate Purchase Price to be paid at Closing to reflect the new Purchase Price Per Share multiplied by 1,575,429 or (B) increase the number of Shares to be acquired by issuing Additional Shares such that the total number of Shares issued at Closing multiplied by the new Purchase Price Per Share (i.e. .8 multiplied by the Adjusted Average Price), equals the Purchase Price. The determination of the number of Warrants, Consulting Warrants and the Exercise Prices of the Consulting Warrants shall be made at Closing based on the actions of the Company taken in accordance with this Sub-Section 2.4(b (i).

                     (ii) There shall be no further adjustments for Purchase Price or Additional Shares issued after Closing.

Notwithstanding anything herein to the contrary, nothing herein shall be deemed a waiver of any parties rights to terminate this Agreement altogether or to not commence with a Closing if the conditions to such Closing set forth elsewhere in the Agreement have not been duly satisfied or waived in writing.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company and Subsidiaries. As a mutual inducement to the Purchaser to enter into and perform its obligations under this Agreement, the Company represents and warrants to Purchaser that the statements contained in this Article III are true and correct, except as set forth in the corresponding section of the Disclosure Schedule set forth as
Schedule III hereto. All representations, warranties and covenants of the Company include the Company and all of its Subsidiaries unless the context require otherwise.

               (a) Organization and Qualification. The Company is duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable) set forth above, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted and as proposed to be conducted. The Company is not in violation of any of the provisions of its certificate or articles of incorporation, bylaws or other organizational or charter documents (collectively, the "Company Documents"). The Company is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in a Material Adverse Effect.

               (b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company (including, without limitation, any and all bank or stockholder consents required under the Company Documents, law, or any rules of any exchange, Self Regulatory Organization ("SRO") or regulatory authority to which the Company is subject) and no further action is required by the Company in connection therewith. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, assuming the valid execution and delivery thereof by the Purchaser, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms. The Warrants and Consulting Warrants are each fully enforceable against the Company and do not violate any usury rule, statute or law to which the Company is subject.

               (c) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate or give rise to modification or to any person's securities of the Company (or an increase or right to increase of such securities or in the voting or other rights in the Company or with any provision of the Company Documents, or (ii) conflict with, violate or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, equity or credit facility, debt or other instrument (evidencing a Company debt) to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected, or (iv) result in the delisting of the Company's Securities from any exchange or trading Market (such as the OTC:
Bulletin Board) on which it is trading on the Agreement Date; except in the case of each of clauses (ii),(iii) and (iv), such as would not have or reasonably be expected to result in a Material Adverse Effect. The Company's Board has determined that the Purchase Price represent a fair and accurate value for the Common Stock and Warrants and Consulting Warrant and that the discount to the market price of the Common Stock is fair and reasonable based on the illiquidity of the Shares and Warrants and Warrant Shares at the time of issuance.

               (d) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, such regulatory authority, exchange automated quotation of listing source (such as NASDAQ of the OTC Bulletin Board market) or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filing with the Commission of the Registration Statement which shall only be necessary for purposes of re-sale of Shares and Warrant Shares in the United States, and applicable Blue Sky filings, (ii) such consents as have already been obtained or such exemptive filings as are required to be made under applicable securities laws, and (iii) such other filings as may be required following the Closing Date under the Securities Act, the Exchange Act and corporate law, from time to time.

               (e) Issuance of the Securities. The Securities are duly authorized. The Shares, when issued and paid for in accordance with this Agreement at Closing, will be duly and validly issued, fully paid and non assessable, and free and clear of all Liens. The Warrant Shares, upon issuance, upon due exercise of the respective Warrants, will be, validly issued, fully paid non-assessable in all respects and free and clear of all Liens. The Company has reserved from its duly authorized capital stock the Warrant Shares plus maximum number of Additional Shares of Common Stock issuable pursuant to this Agreement and additional securities that may be issued under the provisions of the Warrants.

               (f) Capitalization. The capitalization of the Company (which includes the capitalization of each subsidiary) is as described in the Company's most recent SEC Report filed with the Commission, as supplemented by the Disclosure Schedule. The Company has not issued any capital stock since the date of such report other than issuances in the Company's ordinary course of business or as set forth on the Disclosure Schedule. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents, other than as set forth in the Disclosure Schedule and which right shall be complied with prior to Closing. Except as a result of the purchase and sale of the Securities, or set forth on the Disclosure Schedule or the SEC Reports, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock or any securities of any subsidiary), commitments, understandings or arrangements by which the Company (or any subsidiary) is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. The issuance and sale of the Securities or execution by the Company of any of the Transaction Documents, will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchaser and Consultant) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities. The Subsidiaries each wholly owned by the parent company and no subscriptions, commitments of options, warrants or other rights to purchase any securities of any Subsidiary are outstanding, other than as set forth in the Disclosure Schedule.

               (g) SEC Reports; Financial Statements. The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) of the Exchange Act (including compliance with any requisites for additional, information of the SEC, NASDAQ or any exchanges with respect to the foregoing) for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials, including the exhibits thereto, being collectively referred to herein as the "SEC Reports" and, together with the Disclosure Schedule to this Agreement, the "Disclosure Materials") on a timely basis or has received a valid extension of such time of filing is set forth on the Disclosure Schedule and has filed any such SEC Reports prior to the expiration of any such extension. The SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods covered ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial condition of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. The SEC has submitted comment or requests for any information with respect to any of the SEC Reports.

               (h) Material Changes. Since June 30, 2006 (and, with respect to any periodic report, SEC Report or amendment thereto filed at or before Closing, the date of such Report) (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables, leases and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend, rights or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) except as set forth on the Disclosure Schedule, the Company has not issued any equity securities to any officer, director or Affiliate. The Company does not have pending before the Commission any request for confidential treatment of information.

               (i) Litigation. Except as disclosed in the SEC Reports and Disclosure Schedules, there is no action, suit, inquiry, arbitration, order, decree notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, or any of their respective officers or directors, or any other assets, before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an "Action"). Except as set forth on the Disclosure Schedule, neither the Company, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission or any other law enforcement agency, S.R.O. or regulatory body, involving the Company or any current or former director or officer of the Company regardless of whether such investigation or proceeding against an officer or directors relates to such persons activities as an officer or director of the Company or relates or activities of such person or their affiliates prior to their appointment as an officer or director of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act. None of the officers or directors of the Company are subject to any judgment, decree, order, settlement order, or agreement, consent order indicative action or other action that will bar any such persons from holding the positions they currently hold or from violating any of the federal or state securities laws, or revoking any permit or license of such person to conduct business in the securities financial industry, or that would otherwise have any material adverse effect on the Company.

               (j) Labor Relations. Except as set forth on the Disclosure Schedule, no material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company.

               (k) Compliance. Except as disclosed in the SEC Reports, the Company (i) is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company), nor is the Company aware of any notice or claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is not in violation of any order of any court, S.R.O., exchange, Commission, arbitrator or governmental body, or (iii) is not in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business.

               (l) Regulatory Permits. The Company possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its "business" as described in the SEC Reports, except where the failure to possess such permits would not have or reasonably be expected to result in a Material Adverse Effect ("Material Permits"), and the Company has not received any notice of proceedings relating to the revocation or modification of any Material Permit.

               (m) Title to Assets. The Company has good and marketable title in fee simple to all real property owned by the Company that is material to the business of the Company and good and marketable title in all personal property that is material to the business of the Company, free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. To the knowledge of the Company, any real property and facilities held under lease by the Company is held under valid, subsisting and enforceable leases of which the Company is in compliance.

               (n) Patents and Trademarks. The Company has the right to use all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have or reasonably be expected to result in a Material Adverse Effect, other than intellectual property rights generally available on commercial terms from other sources (collectively, the "Intellectual Property Rights"). The Company has not received a written notice that and has no reason to believe that the Intellectual Property Rights used by the Company violate or infringe upon the rights of any Person. The Company has taken all steps reasonably required in accordance with sound business practice and sound business judgment to establish and preserve its ownership of such Intellectual Property Rights.

               (o) Insurance. The Company has the insurance policies described in the Disclosure Schedule. The Company believes that such insurance is underwritten by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company is engaged. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

               (p) Internal Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that
(i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company is made known to the certifying officers by others within those entities, particularly during the period in which the Company's SEC Report for the period in question is being prepared. The Company's certifying officers have evaluated the effectiveness of the Company's controls and procedures as of a date within sixty (60) days prior to the filing date of the Form 10-Q for the quarter ended June 30, 2006 (and such other SEC Report(s) as may be filed prior to Closing) (such date, the "Evaluation Date"). The Company presented in its most recently filed SEC Report the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company's internal controls (as such term is defined in Item 307(b) of Regulation S-K or S-B under the Exchange Act) or, to the Company's knowledge, in other factors that could significantly affect the Company's internal controls.

               (q) Certain Fees. With the sole exception of fees payable to the Consultant (the "Consultant") no brokerage or finder's fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Company will pay the Consultant a cash fee equal to seven percent (7%) of the Purchase Price and Consulting Warrants equal to seven percent (7%) of the Shares (including Additional Shares) purchased by the Purchaser which shall be exercisable at the Class A Exercise Price. The Consulting Warrant shall have a cashless exercise feature and be otherwise identical to and have all of the other rights of the Class A Warrants. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due under any agreement or arrangement entered into by the Company in connection with the transactions contemplated by this Agreement. All fees paid by the Company to a Consultant shall only be made to NASD member firms or to persons exempt from such licensing requirements. As an alternative to the foregoing, if for any reason the Consultant cannot be paid by the Company, the Purchase Price shall be reduced by 7% and the Consulting Warrants shall be issued directly to the Purchaser, and the Company shall be deemed to have satisfied its obligations under this subsection (q).

               (r) Private Placement. Assuming the accuracy of the Purchaser's representations and warranties set forth in Section 3.2, and the accuracy of the representations of the Company, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchaser as contemplated hereby.

               (s) Investment Company. The Company is not, and is not an Affiliate of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

               (t) Registration Rights. Except as set forth on the Disclosure Schedule, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

               (u) Form SB-2 Eligibility. The Company is eligible to register the resale of its Common Stock by the Purchaser under Form SB-2 promulgated under the Securities Act.

               (v) Listing and Maintenance Requirements. The Company has not, in the 12 months preceding the date hereof (and the date of Closing), received notice from the OTC Bulletin Board to the effect that the Company is not in compliance with the requirements of the OTC Bulletin Board to maintain quotation or listing of the Common Stock. The Company is not aware of any, and has not received a warning notice or letter or provisional notice of delisting probation or otherwise with respect to listing of its securities and the ticker symbol of the Company is not supplement (or threatened to be supplemented) with any provisional "letter" (such as an "E").

               (w) Application of Takeover Protections. To the Company's knowledge, the Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any non-statutory control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company's Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchaser as a result of the Purchaser and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation the Company's issuance of the Securities and payment to the Consultants, and the Purchaser's ownership of the Securities.

               (x) Disclosure. The Company confirms that the Company has not, as of the date of this Agreement, provided the Purchasers or its agents or counsel with any information that constitutes or might constitute material, non-public information, unless the Purchaser has agreed to maintain the confidentiality of such material, non-public information. The Company understands and confirms that the Purchaser will rely on the foregoing representations in effecting transactions in securities of the Company.

               (y) No Integrated Offering. Neither the Company, nor any of its Affiliates, nor, to the Company's knowledge, any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company in a manner that violates Section 5 of the Securities Act.

               (z) Non-Exclusivity. The Company represents and warrants that it has entered into this Agreement on an arms-length basis. The Company understands and acknowledges that a Closing will only be held on a delayed basis and that no guaranty or assurance can be made that a Closing will occur as anticipated or not at all or that the full Subscription Amount of Shares will be acquired. The Company is not relying on this funding to continue its operations or business and Purchaser will not be held responsible for the loss of profits or lost opportunity of the Company if the funding does not occur for any reason.

               (aa) Certain Transactions. Except for arm's length transactions pursuant to which the Company or any of its Subsidiaries makes payments in the ordinary course of business upon terms no less favorable then the Company or its subsidiaries could obtain from third parties, none of the officers, directors or employees of the Company is presently a party to any transaction with the Company or any of its subsidiaries (other then for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of any executive officer of the Company or any of its subsidiaries, any corporation, partnership, trust or other entity in which any officer, director or any such employee has a substantial interest or is an Affiliate.

3.2 Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

               (a) Organization; Authority; Conflicts. Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization set forth above with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Purchaser. Each Transaction Document to which it is party has been duly executed by Purchaser, and when delivered by Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of Purchaser, enforceable against it in accordance with its terms. The execution, delivery and performance by the Purchaser of this Agreement and compliance herewith, will not result in any violation of and will not conflict with, or result in a breach of any of the terms of, or constitute a default under, any provision of any mortgage, indenture, agreement, instrument, judgment, decree, order, law, rule or regulation or other restriction to which Purchaser is a party or by which it is bound, which violation, conflict, breach or default would have a material adverse effect upon the business or operations of the Purchaser, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Purchaser. Notwithstanding the foregoing, the Purchaser has not yet obtained a valuation with respect to the Shares or a commitment from any bank that said Shares will be accepted for deposit into SICAV in exchange for SICAV Certificates or as to the date for value of the SICAV Certificates that will be issuable after deposit of the Shares into the SICAV. The parties understand that Purchaser is dependent on obtaining favorable valuation and issuance of a SICAV Certificate with a value sufficient enough for it to receive funding to cover the Purchase Price as one of its conditions to its obligation to pay the Purchase Price at the Closing.

               (b) Investment Intent. Purchaser understands that the Shares and Warrants are "restricted securities" and have not been registered under the Securities Act or any applicable state securities law and Purchaser is acquiring the Securities as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Shares and Warrants or any part thereof, has no present intention of distributing any of such Shares and Warrants and has no arrangement or understanding with any other persons regarding the distribution of such Shares and Warrant Shares (this representation and warranty not limiting the Purchaser's right to sell the Shares and Warrant Shares pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws or pursuant to Resolutions or other exemptions to the representation requirements of such laws). Purchaser is acquiring the Shares and Warrants hereunder in the ordinary course of its business. Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities, other than the agreement(s) by which such Shares will be held by the Custodial Bank (or other agent or designees of a Custodial Bank) or which holds such shares for the SICAV. Notwithstanding the foregoing, Warrants may be held by an affiliate or transferee of the Purchaser at any time.

               (c) Purchaser Status. At the time the Purchaser was offered the Securities, it was, and at the date hereof it is, an "accredited investor" as defined in Rule 501(a) under the Securities Act. The Purchaser's place of business is outside of the United States. The Purchaser was not formed for the specific purpose of acquiring the Securities. The general business of the Purchaser does not require it to be registered as a broker-dealer under Section 15 of the Exchange Act.

               (d) Experience of the Purchaser. Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. The Purchaser had access to the SEC Reports and has carefully reviewed the information contained therein.

               (e) General Solicitation. Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

               (f) Reliance by Company. The Purchaser understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration and qualification requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser's compliance with the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein or in the Registration Rights Agreement in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Securities.

               (g) No Legal, Tax or Investment Advice. The Purchaser understands that nothing in this Agreement or any other materials presented to the Purchaser in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice. The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities.

               (h) Risk and Suitability. The Purchaser acknowledges and realizes that Purchaser's purchase of the Securities involves a high degree of risk and the Purchaser could lose a substantial portion or all of its investment in the Securities. The Purchaser understands that the Company anticipates, based on currently proposed plans and assumptions relating to its operations, that the proceeds of this Offering will provide sufficient working capital to meet the Company's needs (including the costs of maintaining correspondence with the periodic filing of all required SEC Reports, as the same become due) for at least the next 18 months. In the event that the Company's plans change or its assumptions change or prove to be inaccurate, the Company would be required to seek additional financing sooner than anticipated. There can be no assurance that the Company will achieve cash flow from operations sufficient to satisfy its working capital requirements, or at all, or that additional financing will be available to the Company on commercially reasonable terms, or at all. Purchaser acknowledges and agrees that the Company does not make and has not made any representations and warranties with respect to the transactions contemplated hereby other than those set forth in Section 3.1 hereof.

               (i) Regulation S. Purchaser understands and acknowledges that (A) the Shares have not been registered under the Securities Act, are being sold in reliance upon an exemption from registration afforded by Regulation S; and that such Shares have not been registered with any state securities commission or authority; (B) pursuant to the requirements of Regulation S, the Shares may not be transferred, sold or otherwise exchanged unless in compliance with the provisions of Regulation S and/or pursuant to registration under the Securities Act, or pursuant to an available exemption thereunder; and (C) Purchaser is under no obligation to register the Shares under the Securities Act or any state securities law.

         Purchaser is not a U.S. person and is not acquiring the Shares for the account of any U.S. person; (A) no director or executive officer of Purchaser is a national or citizen of the United States; and (B) it is not otherwise deemed to be a "U.S. Person" within the meaning of Regulation S.

         Purchaser was not formed specifically for the purpose of acquiring the Shares purchased pursuant to this Agreement.

         Purchaser is purchasing the Shares for its own account and risk and not for the account or benefit of a U.S. Person as defined in Regulation S and no other person has any interest in or participation in the Shares or any right, option, security interest, pledge or other interest in or to the Shares. Purchaser understands, acknowledges and agrees that it must bear the economic risk of its investment in the Shares for an indefinite period of time and that prior to any such offer or sale, the Company may require, as a condition to effecting a transfer of the Shares, an opinion of counsel, acceptable to the company, as to the registration or exemption there from under the Securities Act and any state securities acts, if applicable.

         Purchaser will, after the expiration of the Restricted Period, as set forth under Regulation S Rule 903(b)(3)(iii)(A), offer, sell, pledge or otherwise transfer the Shares only in accordance with Regulation S, or pursuant to an available exemption under the Securities Act and applicable state securities laws or following the Effective Date of a Registration of the Shares by the Company. The transactions contemplated by this Agreement have neither been pre-arranged with a purchaser who is in the U.S. or who is a U.S. Person, nor are they part of a plan or scheme to evade the registration provisions of the United States federal securities laws.

         The offer leading to the sale evidenced hereby was made in an "offshore transaction." For purposes of Regulation S, Purchaser understands that an "offshore transaction" as defined under Regulation S is any offer or sale not made to a person in the United States and either (A) at the time the buy order is originated, the purchaser is outside the United States, or the seller or any person acting on his behalf reasonably believes that the purchaser is outside the United States; or (B) for purposes of (1) Rule 903 of Regulation S, the transaction is executed in, or on or through a physical trading floor of an established foreign exchange that is located outside the United States or (2) Rule 904 of Regulation S, the transaction is executed in, on or through the facilities of a designated offshore securities market, and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the U.S.

         Neither the Purchaser nor any affiliate or any person acting on the Purchaser's behalf, has made or is aware of any "directed selling efforts" in the United States, which is defined in Regulation S to be any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the Shares being purchased hereby.

         Purchaser understands that the Company is the seller of the Shares which are the subject of this Agreement, and that, for purpose of Regulation S, a "distributor" is any underwriter, dealer or other person who participates, pursuant to a contractual arrangement, in the distribution of securities offered or sold in reliance on Regulation S and that an "affiliate" is any partner, officer, director or any person directly or indirectly controlling, controlled by or under common control with any person in question. Purchaser agrees that Purchaser will not, during the Restricted Period set forth under Rule 903(b)(iii)(A), act as a distributor, either directly or though any affiliate, nor shall it sell, transfer, hypothecate or otherwise convey the Shares other than to a non-U.S. Person.

               (j) No Governmental Review. The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

               (k) Residency. The Purchaser is not organized in the United States and does not maintain its principal place of business in the United States.

               (l) Requirements of Foreign Jurisdictions. The Purchaser acknowledges, represents and agrees that no activity has been or will be taken in any jurisdiction outside the United States by the Company for Consultant that would permit an offering of the Shares, or possession or distribution of offering materials in connection with the issue of the Shares, in any jurisdiction outside the United States where action for that purpose is required.

               (m) Non-Affiliate Status; Other Purchaser Representations. The Purchaser has had no officer, voting director or similar position, office or other similar relationship within the past three years with the Company. The Purchaser is not an affiliate (as such term is defined in Rule 12b-2 under the Exchange Act) of any director or officer of the Company for purposes of Rule 4350(i)(1)(A) of the NASD, Inc. Marketplace Rules. Neither the Purchaser, nor any group of which it is a member or to which it is related, beneficially owns (including the right to acquire or vote) Common Stock of the Company constituting more than 10% of the issued and outstanding Shares of Common Stock. The Purchaser is aware of the requirements of the anti-manipulation rules under the Exchange Act including, without limitation, Regulation M. Before the Registration Statement is declared effective, the Purchaser will not enter into any plan, arrangement or understanding with any broker-dealer, agent, market maker or underwriter regarding sales of the shares purchased in the Offering without providing notice to the Company other than as contemplated for the financing and managing of such Shares through SICAV.

                                   ARTICLE IV

                  OTHER AGREEMENTS AND COVENANTS OF THE PARTIES

4.1      Transfer Restrictions.

               (a) The Purchaser understands that except as provided in the Registration Rights Agreement, the sale or re-sale of the Securities has not been and is not being registered under the Securities Act or any applicable state securities laws, and the Securities may not be transferred unless (i) the Securities are sold pursuant to an effective registration statement under the Securities Act, (ii) the Purchaser shall have delivered to the Company an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion shall be reasonably acceptable to the Company, (iii) the Securities are sold or transferred to a Qualified Transferee who agrees to sell only in accordance wit this subparagraph (a) and who is an Accredited Investor, (iv) the Securities are sold pursuant to Rule 144, or (v) the Securities are sold pursuant to Regulation S under the Securities Act (or a successor rule) ("Regulation S"). Notwithstanding the foregoing or anything else contained herein to the contrary, the Securities may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

               (b) The Purchaser agrees to the imprinting, so long as is required by this Section 4.1(b), of a legend (in addition to any other legends required under applicable securities laws) on any of the Securities in the following form: THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED AND ARE RESTRICTED SECURITIES AS DEFINED UNDER REGULATION S. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF (I) AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER SAID ACT; (II) AN OPINION OF COMPANY COUNSEL STATING THAT SUCH REGISTRATION IS NOT REQUIRED; AND (III) THAT CERTAIN OTHER RESTRICTIONS ON TRANSFER AS MAY BE CONSENTED TO BY THE PARTIES AND WHICH CAN BE OBTAINED FROM THE COMPANY ARE SATISFIED.

               (c) Certificates evidencing the Shares and Warrant Shares shall not contain any legend (including the legend set forth in Section 4.1(b)), (i) following any sale of such Shares or Warrant Shares pursuant to Rule 144, or
(ii) if such Shares or Warrant Shares are eligible for sale under Rule 144(k), or (iii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission). The Company agrees that at such time as such legend is no longer required under this Section 4.1(c), it will, no later than five (5) Trading Days following the delivery by the Purchaser to the Company or (with concurrent notice to the Company) the Company's transfer agent of a certificate representing Shares or Warrant Shares, as the case may be, issued with a restrictive legend (together with any documentation required in the Company's reasonable judgment to establish the facts permitting the removal of legends hereunder) (such date, the "Legend Removal Date"), deliver or cause to be delivered to the Purchaser a certificate representing such Securities that are free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section (except as expressly provided in the Registration Statement or the Registration Rights Agreement or required by applicable securities laws). The Company understands that any delay in the foregoing will result in all liquidity to the Purchaser and, possibly, to the irreparable injury to Purchaser, and the Company will indemnify Purchaser for any form of delay in the delivery of such Shares or Warrants (including legal fees).

4.2      Furnishing of Information. From the date of this Agreement through two
(2) full years from the Closing Date (or, the date on which securities are only subject to the restrictions herein, if such date is later) the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. Upon the request of any holder of Securities, the Company shall deliver to such holder a written certification of a duly authorized officer as to whether it has complied with the preceding sentence. As long as the Purchaser owns Securities, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Purchaser and make publicly available in accordance with Rule 144(c) such information as is required for the Purchaser to sell the Securities under Rule
144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell such Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

4.3 Integration. The Company shall not for a period of six (6) months following the Closing Date sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security unless, in the Company's reasonable judgment in consultation with its counsel, such offer and sale (i) would not be integrated with the offer or sale of the Securities in a manner that would require the registration under Section 5 of the Securities Act of the Offering and (ii) would not be integrated with the offer or sale of the Securities in violation of the rules and regulations of any Trading Market.

4.4 Securities Laws Disclosure; Publicity. The Company shall, within the time passing required by the instructions to the Current Report on Form 8-K (i) file form 8-K disclosing the entry into this Agreement and, (ii) after the consummation of the transactions contemplated hereby file a form 8-K disclosing the Closing with the final terms, and make such other filings and notices in the manner and time required by the Commission. Additionally, the Company shall, from time to time, make the disclosures (including the filing of any exhibits) that it is required to make under the Securities Act or Exchange Act or similar regulatory filings. The Purchaser will not distribute any press release regarding the transactions contemplated hereby absent the prior written consent of the Company. The Company shall not publicly disclose the name of Purchaser, or include the name of Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of Purchaser, except (i) as required by federal securities law in connection with the Registration Statement contemplated by the Registration Rights Agreement, and (ii) to the extent such disclosure is required by law or Trading Market regulations.

4.5 Shareholders Rights Plan. To the Company's knowledge, no claim with respect to the Securities being acquired by the Purchaser under this Agreement will be made or enforced by the Company that the Purchaser is an "acquiring person" or the person with any rights under any shareholders rights plan or similar plan or arrangement in effect, or that the Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchaser. The foregoing covenant shall apply only to those Securities acquired by the Purchaser or its Affiliates under this Agreement, and not to any securities of the Company held or subsequently acquired by the Purchaser or any Affiliate thereof.

4.6 Board of Directors. On or at anytime after the Closing Date and continuing through the end of the Restricted Period, the Purchaser shall be entitled (but not required) to appoint one nominee to the board of directors or as a non voting observer to the Board of Directors of the Company and, if such nominee is for director, the Company shall obtain the consent by proxy or otherwise of the holders of the requisite percentage of its shareholders to elect the Purchaser nominee to the Board of Directors in each such election. The Company shall provide for compensation, insurance coverage, indemnification and reimbursement of its directors as set forth in the Company Documents.

4.7 Non-Public Information. Other than as set forth in the Disclosure Schedule, the Company covenants and agrees that neither it nor any other Person acting on its behalf will provide the Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto the Purchaser shall have agreed, pursuant to
Section 4.13 hereof or otherwise, to maintain the confidentiality and limit the use of such information. The Company understands and confirms that the Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company.

4.8 Use of Proceeds. The Company shall set aside in escrow $80,000 of the proceeds from the Purchase Price paid herein for the payment of accounting and audit fees and $75,000 for legal fees which the Company shall use in good faith, to cover all of the costs relating to (i) the next annual report and proxy statement and compliance with the filing requirements and SEC reporting obligations of the Company for one year after the Closing, and (ii) completion of, and obtaining effectiveness of, the Registration Statement. Thereafter, the net proceeds from the sale of the Securities hereunder shall be used for working capital, capital expenditures and general corporate purposes. Said proceeds will not be used for any past due employment compensation or payment of loans from or liabilities of shareholders, officers, directors or other Affiliates.

4.9 Reservation of Common Stock. As of the date hereof, the Company has reserved, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue Shares pursuant to this Agreement (including the maximum number of Additional Shares) and Warrant Shares pursuant to any exercise of the Warrants and Subcontract number of shares issuance under the Consulting Warrant. The Company consents that it will always maintain sufficient number of Shares of Common Stock for issuance as Additional Shares or Warrant Shares for so long as such Shares may be issued herein or under the Warrants, respectively. If for any reason there are insufficient unissued Shares available then the Company shall make best efforts to obtain Stockholder Consents modify its changes to accommodate such issuances.

4.10 Quotation/Listing of Common Stock. For as long as any Warrants are outstanding, the Company hereby shall maintain the quotation or listing of the Common Stock on the OTC Bulletin Board or the trading market to which it presently belongs, or to any National Securities Exchange (as defined by the rules of the Commission). The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will include in such application the Shares and the Warrant Shares, and will take such other action as is necessary to cause the Shares and Warrant Shares to be listed on such other Trading Market as promptly as possible. The Company will take commercially reasonable actions necessary to continue the quotation or listing of the Common Stock on the Trading Market to which it currently belongs and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the that Trading Market.

4.11 Short Sale Prohibition. Purchaser hereby represents, covenants and agrees that Purchaser and its Affiliates did not engage, directly or indirectly, in any short sale or third party short sales or hold a "put equivalent position" (as defined in Rule 16a-1(h) under the Exchange Act) with respect to the Company's Common Stock prior to the end of the Restricted Period (unless the Shares are sold prior to such time in accordance with this Agreement). Additionally, Purchaser hereby represents, covenants and agrees that following the Closing Date and ending on the end of the Restricted Period (unless the Shares are sold prior to such time in accordance with this Agreement), Purchaser and its Affiliates will not engage, directly or indirectly, in any short sale or third party short sales or hold a "put equivalent position" with respect to the Company's Common Stock.

4.12     Confidentiality.

               (a) The Purchaser agrees to keep strictly confidential all Company Confidential Information. Purchaser understands that the Company Confidential Information is strictly confidential and proprietary to the Company and has been prepared, in large part, from the Company's publicly available documents and other information and is being submitted to the Purchaser solely for the Purchaser's confidential use. The Purchaser hereby acknowledges that it is prohibited from reproducing and/or distributing the Confidential Information, or any other offering materials or other information provided by the Company in connection with Purchaser's consideration of its investment in the Company, in whole or in part, or divulging or discussing any of their contents to third parties. Further, Purchaser understands that the existence and nature of all conversations and presentations, if any, regarding the Company and the Transaction Documents must be kept strictly confidential. Purchaser understands that United States Federal and state securities laws impose restrictions on trading based on information hereby acknowledges that disclosure of information regarding the transactions contemplated in the Transaction Documents or the disclosure of other Confidential Information may cause the Company to violate Regulation FD and agrees not to engage in any such unauthorized disclosure. The restrictions in this subsection shall survive until the earlier of (i) two (2) years after the Closing Date and (ii) such time as such Confidential Information is publicly disclosed by the Company. Notwithstanding anything to the contrary in the prior sentence, with respect to any Company Confidential Information disclosed to the Purchaser subsequent to the Closing Date in response to any notice requirement or other disclosure delivered pursuant to the Transaction Documents, the restrictions in this section shall survive until the earlier of
(i) one hundred eighty (180) days after the disclosure of such information to the Purchaser and (ii) such time as such Confidential Information is publicly disclosed by the Company.

               (b) The Company agrees with the Purchaser to keep strictly confidential all Purchaser Confidential Information, which includes, without limitation, the structure of the Purchaser, the methods used by Purchaser for its activities and the identity of the banks, and other lending institutions or investigations in the Purchaser whose identities are known or become known to the Company other than through public knowledge. The Company understands that the Purchaser Confidential Information is strictly confidential and proprietary to the Purchaser and was disclosed strictly for Company's Confidential use. The Company hereby acknowledges that it is prohibited from reproducing, utilizing and/or distributing the Purchaser Confidential Information, or any other materials or other information provided by the Purchaser in connection with the Purchaser's consideration of its investment in the Company, in whole or in part, or divulging or discussing any of their contents to third parties. Further, the Company understands that the existence and nature of all conversations and presentations, if any, regarding the Purchaser and the Transaction Documents must be kept strictly confidential. The restrictions in this subsection shall survive until the earlier of (i) two (2) years after the Closing Date and (ii) such time as such Confidential Information is publicly disclosed by the Purchaser.

               (c) Notwithstanding anything herein the contrary, either party may make such disclosures are reasonably necessary to comply with securities laws of any jurisdiction that they are required to comply with, court order, bona fide subpoena or similar order or, as requested by the Commission or any S.R.O. for such information provided that the disclosing party shall notify the other party of such request and shall exercise commercially reasonable best efforts to request and maintain confidential treatment of such information by the parties requesting such disclosure. Additionally, the parties may make all filings that they are required to make pursuant to Section 4.4 above.

4.13 Future Transactions. Commencing the Agreement Date and continuing for the 12-month period commencing the Closing Date (or, if later, the date of an effective Registration Statement), Purchaser shall have the right to participate in any proposed private placement of the Company's securities to institutional or accredited investor(s). The election to exercise such right may be exercised during the five-day period following notice to the Purchaser of any such similar proposed transaction. Additionally, the Company shall not, during such period, issue any securities, options, convertible securities to any Affiliate for consideration (including the exercise or conversion price) of less than Purchase Price Per Share or the market price for the Common Stock at the time of issuance of such instrument, without consent of Purchaser during such period. Additionally, during such period, the Company will not (i) pledge, sell or assign or transfer any securities of any Subsidiary, or issue any rights or convertible indebtedness allowing the holder thereof of to obtain any of the foregoing, or (ii) cause or allow any Subsidiary to do any of the acts defined in (i) above, or (iii) enter into or allow any Subsidiary to enter into any merger or reorganization agreement or to enter into a dissolution.

4.14 Designated Principal Financial Officer. The Company covenants that Jose Matthew Meleth is a principal financial officer as disclosed in the SEC Reports and that said person or his successor to such position, will, from the Agreement Date though the end of the Restricted Period, be made available to, and will be instructed to, answer questions, provide information, execute further documentation, certifications or other instruments as may be necessary from time to time to the Custodial Bank, and financing bank, any other representative or institution that reasonable requests information, in order for the Purchaser to deposit the Shares into the SICAV and to obtain a SICAV Certificate, to obtain funding on such certificates and to maintain regulatory or banking and lending compliance with a SICAV or to establish the value of the shares held for the benefit of a SICAV from time to time.

4.15 Compliance with Law. Commencing the Agreement Date and continuing for two years after the Closing, the Company (which, for the avoidance of doubt, includes all Subsidiaries) will, and will cause each if its subsidiaries (if any) to:

               (a) Comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, environmental laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

               (b) Maintain, with financially sound and reputable insurers, insurance, including, without limitation, the Casualty Policies and the Liability Policies, with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

               (c) Maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times.

               (d) file all income tax or similar tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company, provided that neither the Company nor any Subsidiary need pay any such tax or assessment or claims if the amount, applicability or validity thereof is contested by the Company on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with United States generally accepted accounting principles, consistently applied, on the books of the Company.

               (e) Preserve and keep in full force and effect its corporate existence of itself and any subsidiary.

               (f) Use, or cause any subsidiaries to use, its and their best efforts, respectively, to complete, prosecute, and defend all patent applications, including and without limitation, those listed on the Disclosure Schedule and any other patent applications.

                                   ARTICLE V

                CONDITIONS TO PURCHASER'S OBLIGATIONS AT CLOSING

5.1 Conditions to the Purchaser's Obligations at Closing. The obligations of Purchaser to purchase the Shares and Warrants at the Closing subject are to the fulfillment, on or before such Closing, of each of the following conditions, unless otherwise waived:

5.2 Representations and Warranties. The representations and warranties and covenants of the Company and each subsidiary contained in Articles II, III and IV shall be true and correct in all material respects as of such Closing, except that any such representations and warranties shall be true and correct in all respects where such representation and warranty is already qualified with respect to materiality.

5.3 Performance. The Company (and each Subsidiary) shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company (and each Subsidiary) on or before such Closing under any other Transaction Documents (including, without limitation, the delivery of the Affidavit, the Shares and any Additional Shares, set forth in Article II, and the designation of a principal financial officer to provide information and answer questions from time to time and no Material Adverse Change shall have occurred.

5.4 Compliance Certificate. The President and a Principal Financial Officer of the Company shall deliver to the Purchaser at Closing a certificate certifying that the conditions specified in Section 5.2 have been fulfilled, and that all of the representations and warranties of the Company as contained in
Article III (including the Disclosure Schedule) are true and correct as of the Closing Date and that no Material Adverse Change shall have occurred.

5.5 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be obtained and effective as of such Closing.

5.6      [Omitted]

5.7 Board of Directors. As of the Closing, the Company shall have appointed to the board (or as a board observer, if and as requested by the Purchaser), the nominee appointed by Purchaser.

5.8 Delivery of Shares. The Shares, and any Additional Shares, shall have already been duly delivered as set forth in Section 2 above.

5.9 Issuance of SICAV Certificate. The Purchaser shall have received a valuation on the Shares sufficient for it to obtain one or more SICAV Certificate(s), and to receive loan funding on such SICAV Certificate in the amount that is no less then the Purchase Price.

5.10 Indemnification Agreement. If a director nominee has been nominated by the Purchaser, the Company and each director (or observer) designated by a Purchaser shall have executed and delivered the Indemnification Agreement.

5.11 Registration Rights Agreement. The Company and Purchaser shall have executed and delivered the Registration Rights Agreement.

5.12     Warrants.

               (a) The number of Class A Warrant Shares and the Class A Exercise Price shall have been adjusted and determined, and the Class A Warrant hall have been duly executed and delivered by the Company.

               (b) The number of Class B Warrant Shares shall have been adjusted and determined and the Class B Warrant shall have been duly executed and delivered by the Company.

               (c) The number of shares underlying the Consulting Warrant and the exercise price of the Consulting Warrant shall have been adjusted and determined, and the Consulting Warrant shall have been duly executed and delivered by the Company.

5.13 Secretary's Certificate. The Secretary of the Company shall have delivered to the Purchaser at as of the Closing a certificate certifying (i) the Certificate of Incorporation and Bylaws of the Company, each in effect on the date of Closing, (ii) resolutions of the Board of Directors of the Company approving the Transaction Documents and the transactions contemplated under the Transaction Documents.

5.14 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Purchaser, and Purchaser (or its counsel) shall have received all such counterpart original and certified or other copies of such documents as reasonably requested. Such documents may include good standing certificates.

5.15 Preemptive Rights. The Company shall have fully satisfied (including with respect to rights of timely notification) or obtained enforceable waivers in respect of any preemptive or similar rights directly or indirectly affecting any of its securities, which rights (whether waiver has been obtained or otherwise) shall be as disclosed in the Disclosure Statement.

5.16 Change in Stock Price. Neither the Adjusted Average Price, nor the trading price on or immediately prior to the Closing Date, shall have declined below $.75 per share of Common Stock.

                                   ARTICLE VI

               CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING

6.1 Conditions of the Company's Obligations at Closing. The obligations of the Company to sell Shares to the Purchaser at the Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

6.2 Representations and Warranties. The representations and warranties of Purchaser contained in Section 3.2 shall be true and correct in all respects as of such Closing.

6.3 Performance. The Purchasers shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by them on or before such Closing.

6.4 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Share pursuant to this Agreement shall be obtained and effective as of the Closing.

6.5 Registration Rights Agreement. Purchaser shall have executed and delivered the Registration Rights Agreement.


6.6 Payment of Purchase Price. The Purchase Price, as adjusted shall have been paid.

6.7 Change in Stock Price. Neither the Adjusted Average Price, nor the trading price on or immediately prior to the Closing Date, shall have declined below $.75 per share of Common Stock.

                                  ARTICLE VII

                                  MISCELLANEOUS

7.1 Fees and Expenses. Except as otherwise set forth in this Agreement, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all stamp and similar taxes and duties levied in connection with the sale of the Securities from the Company to the Purchaser. The Company shall pay due diligence fees of the Purchaser of five thousand US dollars (US 5,000.00) ("Due Diligence Fee"). The Due Diligence Fee, however, does not include the cost of any required third-party appraisals or extraordinary due diligence or opinions, memoranda or research that may be required in connection with the investment. Any such third party appraisals, opinions, memoranda or research or extraordinary due diligence costs, if any, must be approved by the Company in advance; provided, however, that if the Company elects not to pay such fees, Purchaser may in its discretion terminate the transaction. The Company will also pay the Purchaser's documentation and legal fees of ten thousand US dollars (US $10,000.00 ("Documentation Fees") at Closing. Any fees not paid by the Company prior to the Closing will be deducted from the Purchase Price otherwise payable. The Company shall pay all Blue-Sky, Form D or similar filing costs or expenses.

7.2 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

7.3 Notices. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such Communications shall be:


         If to the Purchaser:

               Mercatus & Partners, Ltd.
               Via S. Roberto Bellarmino # 4
               00142 Roma, Italy
               Tel: 01139-397-985-65
         with copies to:

               Hodgson Russ LLP
               60 East 42nd Street, 37th Floor
               New York, New York 10165 - 0150
               Attn: Ronniel Levy, Esq.
               Telephone: (212) 661-3535
               Facsimile:  (212) 972-1677

         If to the Company, to the following address:

               Tally Ho Ventures, Inc.
               115 Route d'Arlon
               L-8311 Capellen, Luxembourg
               Attn:  Nigel Gregg
               Telephone:
               Facsimile: (011) 353-1633-5175

         with copies to:

               Cozen O'Connor
               1900 Market Street
               Philadelphia, Pennsylvania 19103
               Attn: _______________________
               Telephone: (215) 665-5542
               Facsimile:  (215) 701-2478

Each party shall provide notice to all of the other parties of any change in address.

7.4      Amendments; Waivers. Without the written consent of (i) the Company and
(ii) the Purchaser, the terms of the Securities Purchase Agreement may not be waived or amended. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

7.5 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

7.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Purchaser; provided, however, no consent shall be required in connection with a merger, consolidation or sale of substantially all of the Company's assets. Purchaser may assign all of its rights under this Agreement to any Person to whom Purchaser assigns all of its Securities, provided such transferee is a Qualified Transferee. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided by this Agreement. Further, notwithstanding anything to the contrary in the Transaction Documents, the rights under such Transaction Documents shall not transfer to any subsequent purchaser of such Securities.

7.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

7.8 Governing Law. The validity and interpretation of this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York. Each of the parties hereto and their assigns hereby consents to the exclusive jurisdiction and venue of the Courts of the State of New York, located in the City and County of New York and the United States District Court, Southern District, for the State of New York with respect to any matter relating to this Agreement and performance of the parties' obligations hereunder, the documents and instruments executed and delivered concurrently herewith or pursuant hereto and performance of the parties' obligations thereunder and each of the parties hereto hereby consents to the personal jurisdiction of such courts and shall subject itself to such personal jurisdiction. Any action, suit or proceeding relating to such matters shall be commenced, pursued, defended and resolved only in such courts and any appropriate appellate court having jurisdiction to hear an appeal from any judgment entered in such courts. The parties irrevocably waive the defense of an inconvenient forum to the maintenance of such suit or proceeding. Service of process in any action, suit or proceeding relating to such matters may be made and served within or outside the State of New York by registered or certified mail to the parties and their representatives at their respective addresses specified in Section 18 hereof, provided that a reasonable time, not less than thirty (30) days, is allowed for response. Service of process may also be made in such other manner as may be permissible under the applicable court rules.

7.9 Waiver of Jury Trial. Each party hereto hereby agrees to waive its respective rights to a jury trial of any claim or cause of action based upon or arising out of this Agreement. The scope of this waiver is intended to be all encompassing of any disputes that may be filed in any court and that relate to the subject mater of this Agreement, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement for each party to enter into a business relationship, that each party has relied on this waiver in entering into this Agreement and that each party will continue to rely on this waiver in their related future dealings. Each party further warrants and represents that it has reviewed this waiver with its legal counsel, and that such party has knowingly and voluntarily waives its rights to a jury trial following such consultation. This waiver is irrevocable, meaning that, notwithstanding anything herein to the contrary, it may not be modified either orally or in writing, and this waiver shall apply to any subsequent amendments, renewals and supplements or modifications to this agreement. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

7.10 Survival. The representations and warranties contained in Section 3.1 and 3.2 shall survive the Closing Date and the delivery and exercise of the Securities, as applicable for a period of one (1) year. The agreements and covenants contained herein and in the Transaction Documents shall survive the Closing Date, until the Purchaser no longer holds any Shares (except for such provisions with a stated duration which will survive for such duration).

7.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

7.12 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

7.13 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

7.14 Limitation of Remedies. With respect to claims by the Company or any person acting by or through the Company, or by the Purchaser or any person acting through the Purchaser, for remedies at law or at equity relating to or arising out of a breach of this Agreement, allegations of fraud, estoppel, reliance or otherwise, liability, if any, shall, in no event, include loss of profits, loss of business opportunities, loss of other funding opportunities, inability to fund operations of the Company or to enter into a material agreement, or incidental, indirect, exemplary, punitive, special or consequential damages of any kind. The Company's sole remedy for any claim that against the Purchaser of any of its Affiliates prior to Closing shall be the return of its Shares that have not been funded at a Closing. The Company's remedy for any claims after the Closing shall be limited to the Company's actual out-of-pocket losses incurred that were clearly related to Purchaser's breach of those covenants of Purchaser that specifically survive the Closing.

                            (Signature Page Follows)

                [Signature Page to Securities Purchase Agreement]

         IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.


                                           TALLY HO VENTURES, INC.

                                           By:  ________________________________
                                           Name: _______________________________
                                           Title: ______________________________



                                           MERCATUS & PARTNERS, LTD.

                                           By: _________________________________
                                           Name: _______________________________
                                           Title: ______________________________